                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                           (AMENDMENT NO.___________)

Filed by the Registrant                      [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ]      Confidential For Use of the Commission Only (as permitted by
         Rule 14a-6(c)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Section 240.14(a) - 11(c) or
         240.14a-12

                             URANIUM RESOURCES, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

[ ]      Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules l4a-6(i)(1) and 0-11:

(1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)

-------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------
(5) Total fee paid:

-------------------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by the Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

-------------------------------------------------------------------------------
(2)  Form, Schedule or Registration No.:

-------------------------------------------------------------------------------
(3)  Filing Party:

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(4)  Date Filed:

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

                             URANIUM RESOURCES, INC.
                          12750 MERIT DRIVE, SUITE 1020
                               DALLAS, TEXAS 75251

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 5, 1998

To the Stockholders of
         URANIUM RESOURCES, INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Uranium Resources, Inc., a Delaware corporation (the "Company"), will be held at the Landmark Club, 12740 Merit Drive, Dallas, Texas 75251 on Friday, June 5, 1998, at 9:00 a.m., local time, for the following purposes:

      1. To elect four (4) directors of the Company to serve until the next annual meeting of stockholders or until their respective successors shall be elected and qualified;

      2. To consider and vote upon a proposal to amend the Company's 1995 Stock Incentive Plan to increase the number of shares of the Company's Common Stock, $.001 par value per share, eligible for issuance under the Plan from 750,000 shares to 1,250,000 shares.

      3. To consider and vote upon a proposal to ratify the selection of Arthur Andersen, LLP, independent accountants, as independent auditors for the Company for the fiscal year ending December 31, 1998; and

      4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

      Only stockholders of record at the close of business on April 17, 1998, are entitled to notice of and to vote at the Meeting or any adjournment thereof.

      STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON, SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT.

                                By Order of the Board of Directors


                                /s/ Thomas H. Ehrlich
                                -----------------------------------
                                Thomas H. Ehrlich, Secretary

DALLAS, TEXAS

April 27, 1998

                             URANIUM RESOURCES, INC.
                          12750 MERIT DRIVE, SUITE 1020
                               DALLAS, TEXAS 75251

                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD JUNE 5, 1998

         This Proxy Statement is furnished to stockholders of Uranium Resources, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the Landmark Club, 12740 Merit Drive, Dallas, Texas 75251 on Friday, June 5, 1998, at 9:00 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and the enclosed Proxy will first be sent to stockholders is April 27, 1998.


                        ACTION TO BE TAKEN AT THE MEETING

         Shares represented by a properly executed proxy, unless the stockholder otherwise instructs in the Proxy, will be voted (a) for the election of the four individuals named under the caption Election of Directors as directors of the Company; (b) for the amendment to the 1995 Stock Incentive Plan to increase the number of shares of Common Stock issuable thereunder to 1,250,000; (c) for the ratification of the selection of Arthur Andersen, LLP, independent accountants, as independent auditors of the Company for the fiscal year ending December 31, 1998; and (d) at the discretion of the proxy holders on any other matter or business that may be properly presented at the Meeting or any adjournment thereof. Where a stockholder properly executes a proxy and gives instructions on how his shares are to be voted, the shares will be voted in accordance with those instructions.

         A proxy may be revoked at any time by a stockholder before it is exercised by giving written notice to the Secretary of the Company, or by signing and delivering a proxy which is dated later, or, if the stockholder attends the Meeting in person, by either notice of revocation to the inspectors of election at the Meeting or by voting at the Meeting.

         The only matters that management intends to present at the Meeting are the three matters referenced in subparagraphs (a), (b) and (c) above. If any other matter or business is properly presented at the Meeting, the proxy holders will vote upon it in accordance with their best judgment.


                                VOTING SECURITIES

         The record date for the Meeting is April 17, 1998. Only stockholders of record at the close of business on that date will be entitled to vote at the Meeting. At the close of business on that date, there were issued and outstanding 12,053,027 shares of the Company's Common Stock entitled to one vote per share. In the election of directors, cumulative voting is not allowed. A majority of the outstanding Common Stock, present in person or by Proxy and entitled to vote, will constitute a quorum for the transaction of business at the Meeting. Under Delaware law and the Company's Bylaws, if a quorum is present at the Meeting: (i) to be elected a director, each nominee must receive a plurality of the votes of the shares present in person or by Proxy at the Meeting and entitled to vote on the matter, and (ii) the affirmative vote of the majority of shares present in person or by Proxy at the Meeting and entitled to vote on the matter is required to (a) amend the 1995 Stock Incentive Plan to increase the number of shares of Common Stock issuable thereunder to 1,250,000; (b) ratify the selection of Arthur Andersen, LLP, as independent auditors of the Company for the fiscal year ending December 31, 1998, and (c) approve any other matter submitted to a vote of stockholders at the Meeting. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting on any matter presented at the Meeting will have the practical effect of voting against any such matter since it is one less vote for approval. Broker non-votes on any matter will not be considered "shares present" for voting purposes.

BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

         The following table sets forth, as of March 31, 1998, certain information regarding persons known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock. Shown separately in the second table below is certain information regarding the beneficial ownership of the Company's Common Stock by (i) each director and nominee for director of the Company, (ii) each of the executive officers named in the Summary Compensation Table set forth below under the caption Executive Compensation, and (iii) all directors and executive officers as a group.

PRINCIPAL STOCKHOLDERS

                                          AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER     BENEFICIAL OWNERSHIP(1)  PERCENT OF CLASS(2)
------------------------------------     -----------------------  -------------------
Barry R. Feirstein                             1,562,100               13.0%
Feirstein Capital Management Corp.
767 Third Avenue, 28th Floor
New York, NY 10017

Lindner Growth Fund                              855,525(3)             5.9%
7711 Carondelet Avenue, Suite 700
Clayton, MO 63105

----------------

         1 Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated. Beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power.

         2 The shares owned by each person, and the shares included in the total number of shares outstanding, have been adjusted, and the percentages owned have been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. Shares subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

         3 Lindner Growth Fund, Lindner Dividend Fund, Lindner Bulwark Fund, Lindner Utility Fund and Lindner Ryback Small Cap (the "Lindner Group") are members of the same family of mutual funds and may be deemed collectively as a controlling stockholder of the Company. The Lindner Group is managed by Ryback Management Corporation ("Ryback"), an investment adviser. Ryback has discretionary authority over the shares owned beneficially by the Lindner Group, including the power to vote and dispose of such shares.

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                                                                    Page 2

                                          AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER     BENEFICIAL OWNERSHIP(1)  PERCENT OF CLASS(2)
------------------------------------     -----------------------  -------------------

Lindner Dividend Fund                          2,964,000(4)              20.4%
7711 Carondelet Avenue, Suite 700
Clayton, MO 63105

Lindner Bulwark Fund                           1,150,000(5)               7.9%
7711 Carondelet Avenue, Suite 700
Clayton, MO 63105

Lindner Utility Fund                             200,000                  1.4%
7711 Carondelet Avenue, Suite 700
Clayton, MO  63105

Lindner Ryback Small Cap                          50,000                  0.4%
7711 Carondelet Avenue, Suite 700
Clayton, MO  63105

John A. Levin & Co., Inc.                        626,900                  5.2%
One Rockefeller Plaza, 25th Floor
New York, NY 10020

Dimensional Fund Advisors                        819,200                  6.8%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

Santa Fe Pacific Gold Corporation              1,200,000                 10.0%
(a wholly owned subsidiary of Newmont Gold
 Company)
1700 Lincoln Street
Denver, CO  80203

----------------

(4) Includes 839,000 outstanding shares owned beneficially by Lindner Dividend Fund, 1,500,000 shares issuable upon conversion of certain notes and 625,000 shares issuable upon exercise of certain warrants.

(5) Includes 500,000 shares issuable upon conversion of certain notes and 375,000 shares issuable upon exercise of certain warrants.

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                                                                    Page 3

MANAGEMENT

   NAME OF                      AMOUNT AND NATURE OF           PERCENT OF
BENEFICIAL OWNER               BENEFICIAL OWNERSHIP(1)          CLASS(2)
----------------               -----------------------         ----------
Paul K. Willmott                      186,256(3)                   1.4%
Joe H. Card                            15,452(4)                     *
Leland O. Erdahl                      118,000(5)                     *
George R. Ireland                     149,750(6)                     *
James B. Tompkins                     110,750(7)                     *
Richard F. Clement, Jr.               174,601(8)                   1.4%

-----------------------
 * Less than 1%.

(1) Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated. Beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power.

(2) The shares owned by each person, and the shares included in the total number of shares outstanding, have been adjusted, and the percentages owned have been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. Shares subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options, but not deemed outstanding for computing the percentage ownership of any other person.

(3) Includes 185,256 shares that may be obtained by Mr. Willmott through the exercise of stock options which are currently exercisable. Does not include 178,894 shares that may be obtained by Mr. Willmott through the exercise of stock options exercisable more than 60 days from the date hereof.

(4) Includes 15,452 shares that may be obtained by Mr. Card through the exercise of stock options which are currently exercisable. Does not include 36,602 shares that may be obtained by Mr. Card through the exercise of stock options exercisable more than 60 days from the date hereof.

(5) Includes 116,500 shares that may be obtained by Mr. Erdahl through the exercise of stock options which are currently exercisable. Does not include 7,500 shares that may be obtained by Mr. Erdahl through the exercise of stock options exercisable more than 60 days from the date hereof.

(6) Includes 110,750 shares that may be obtained by Mr. Ireland through the exercise of stock options which are currently exercisable. Does not include 12,250 shares that may be obtained by Mr. Ireland through the exercise of stock options exercisable more than 60 days from the date hereof.

(7) Includes 110,750 shares that may be obtained by Mr. Tompkins through the exercise of stock options which are currently exercisable. Does not include 12,250 shares that may be obtained by Mr. Tompkins through the exercise of stock options exercisable more than 60 days from the date hereof.

(8) Includes 69,201 shares that may be obtained by Mr. Clement through the exercise of stock options which are currently exercisable. Does not include 99,499 shares that may be obtained by Mr. Clement through the exercise of stock options exercisable more than 60 days from the date hereof.



--------------------------------------------------------------------------------

   NAME OF                      AMOUNT AND NATURE OF           PERCENT OF
BENEFICIAL OWNER               BENEFICIAL OWNERSHIP(1)          CLASS(2)
----------------               -----------------------         ----------
Rihard A. Van Horn                      13,750(9)                    *

Craig S. Bartels                        13,575(10)                   *

All executive officers
and directors as a group
   (10 persons)                        973,305(11)                 7.6%

-----------------------
(9) Includes 13,750 shares that may be obtained by Mr. Van Horn through the exercise of stock options which are currently exercisable. Does not include 66,250 shares that may be obtained by Mr. Van Horn through the exercise of stock options exercisable more than 60 days from the date hereof.

(10) Includes 13,425 shares that may be obtained by Mr. Bartels through the exercise of stock options which are currently exercisable. Does not include 46,275 shares that may be obtained by Mr. Bartels through the exercise of stock options exercisable more than 60 days from the date hereof.

(11) Includes 679,256 shares that may be obtained through the exercise of stock options which are currently exercisable or will become exercisable within 60 days.

--------------------------------------------------------------------------------
                                                                  Page 5

                              ELECTION OF DIRECTORS
                           (PROPOSAL 1 ON PROXY CARD)

         Under the Company's Bylaws and pursuant to a resolution of the Board of Directors, the Board of Directors has fixed the size of the Board at four. Directors are elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified. The Company's Board of Directors is not divided into classes; therefore, all four directors are to be elected at the Meeting.

         Unless authority is withheld, it is intended that the shares represented by a properly executed Proxy will be voted for the election of all of the nominees (Paul K. Willmott, Leland O. Erdahl, George R. Ireland and James
B. Tompkins) as directors. The nominees are currently all the members of the Company's Board of Directors. If these nominees are unable to serve for any reason, such Proxy will be voted for such persons as shall be designated by the Board of Directors to replace such nominees. The Board of Directors has no reason to expect that these nominees will be unable to serve.

         The following table sets forth certain information concerning the individuals nominated for election as directors of the Company:

                                                        Positions and Offices
        Name                    Age                       with the Company
        ----                    ---                     ---------------------
Paul K. Willmott                58            Chairman, Chief Executive Officer,
                                                       President and Director
Leland O. Erdahl                69                             Director
George R. Ireland               41                             Director
James B. Tompkins               41                             Director

NOMINEES FOR DIRECTOR

         PAUL K. WILLMOTT has served as a director of the Company since August 1994, as President of the Company since February 1995, as Chief Financial and Accounting Officer from April 12, 1995 through September 25, 1995 and as Chairman of the Board and Chief Executive Officer since July 31, 1995. Mr. Willmott retired from Union Carbide Corporation ("Union Carbide") where he was involved for 25 years in the finance and operation of Union Carbide's world-wide mining and metals business. Most recently, Mr. Willmott was President of UMETCO Minerals Corporation, a wholly-owned subsidiary of Union Carbide, from 1987 to 1991, where he was responsible for Union Carbide's uranium and vanadium businesses. From January 1993 until February 1995, Mr. Willmott was engaged by the Concord Mining Unit as a senior vice president where he was primarily involved in the acquisition of UMETCO Minerals Corporation's uranium and vanadium operating assets. Mr. Willmott graduated from Michigan Technological University with a Bachelor of Science degree in Mining in 1964 and a Bachelor of Science Degree in Engineering Administration in 1967. He has been an active member of the American Institute of Mining Engineers, the Canadian Institute of Mining Engineers and a number of state professional organizations.

         LELAND O. ERDAHL has served as a director of the Company since July 11, 1994. Mr. Erdahl previously served as President and Chief Executive Officer for Stolar, Inc. from 1986 to 1991. Stolar was a high-tech company involved in the radio wave imaging of geologic media and underground radio transmission for voice and data. He was also President and CEO of Albuquerque Uranium Corporation, a uranium mining company, from 1987 to 1991. He is a Certified Public Accountant and is a graduate from the College of Santa Fe. He is currently a director of Hecla Mining Company, Canyon Resources



--------------------------------------------------------------------------------
                                                                  Page 6

Corporation, Original Sixteen to One Mine, Inc., AMAX Gold, Inc. and a trustee for a group of John Hancock Mutual Funds. He is also a director of Santa Fe Ingredients Company of California, Inc. and Santa Fe Ingredients Company, Inc., both private food processing companies. In March 1997, Mr. Erdahl entered into a contract with AMAX Gold, Inc. to serve as Vice President and Chief Financial Officer. Mr. Erdahl also serves on the compensation committee of Hecla Mining Company, Canyon Resources Corporation, Original Sixteen to One Mine, Inc. and Freeport McMohen Copper & Gold, Inc.

         GEORGE R. IRELAND has served as a director since May 25, 1995. Mr. Ireland is a financial analyst for and a partner in Knott Partners L.P., a private investment partnership. Mr. Ireland specializes in investing in securities of natural resource and other basic industrial companies, both domestically and abroad. From 1987 to 1991, he was a Vice President of Fulcrum Management, Inc., which was the manager of the VenturesTrident Limited Partnerships, (venture capital funds dedicated to investing in the mining industry), and Senior Vice President and Chief Financial Officer of MinVen Gold Corporation, a company in which the VenturesTrident funds had a significant investment. Mr. Ireland graduated from the University of Michigan with degrees in Geology and Resource Economics. He also attended the Graduate School of Business Administration of New York University. Mr. Ireland is a director of Merrill & Ring, Inc., a private land and timber holding company in the state of Washington. Mr. Ireland acted as a consultant to Ryback Management Corporation and performed due diligence on the Company in connection with Ryback's loan of $6 million to the Company on behalf of members of the Lindner Group in 1995 discussed elsewhere in this Proxy Statement. Mr. Ireland is not otherwise affiliated with the Lindner Group or Ryback.

         JAMES B. TOMPKINS has served as a director since May 25, 1995. Mr. Tompkins is a registered investment advisor doing business as Tompkins & Company. From 1988 until 1990, Mr. Tompkins acted as a sole proprietor of Tompkins & Company, advising creditors of companies in bankruptcy as to the value of claims and realizing proceeds on those claims. In that capacity, Mr. Tompkins acted as a registered investment advisor. Between October 1990 and April 1993, Mr. Tompkins was employed by Columbia Savings as a bond manager where he was responsible for real estate loan workouts and asset disposition. He is an attorney and a Chartered Financial Analyst. Mr. Tompkins graduated from the University of Alabama in 1979 and received his Juris Doctor from the University of Alabama School of Law in 1983. Mr. Tompkins acted as a consultant to Ryback and performed due diligence on the Company in connection with Ryback's loan of $6 million to the Company on behalf of members of the Lindner Group in 1995 as discussed elsewhere in this Proxy Statement. Mr. Tompkins is not otherwise affiliated with the Lindner Group or Ryback.

ARRANGEMENTS REGARDING ELECTION OF DIRECTORS

         On May 25, 1995, George R. Ireland and James B. Tompkins were appointed to the Board of Directors following the closing of certain transactions with the Lindner Group. In connection with these transactions, the Company has agreed to nominate two individuals designated by the Lindner Group for election to the Board. Messrs. Ireland and Tompkins are the Lindner Group's designees.


--------------------------------------------------------------------------------
                                                                  Page 7

OTHER EXECUTIVE OFFICERS

         The following table sets forth certain information concerning executive officers who are not also directors of the Company:

                                                   Positions and Offices
Name                        Age                      with the Company
----                        ---                    ---------------------
Joe H. Card                 44                Senior Vice President - Marketing

Richard F. Clement, Jr.     54           Senior Vice President - Exploration and
                                           President - Hydro Resources, Inc.

Richard A. Van Horn         51                Senior Vice President - Operations

Thomas H. Ehrlich           38         Vice President, Chief Financial Officer,
                                                  Secretary and Treasurer

Mark S. Pelizza             45             Vice President - Health, Safety and
                                                   Environmental Affairs

Craig S. Bartels            49              Vice President - Technology - Hydro
                                                      Resources, Inc.

         The following sets forth certain information concerning the business experience of the foregoing executive officers during the past five years.

         JOE H. CARD joined the Company as Vice President - Marketing in March 1989. In February 1993, he was promoted to Senior Vice President - Marketing. Previously, he spent four years with UG U.S.A., Inc., a U.S. marketing subsidiary of a major German mining company, most recently as Marketing Manager. His responsibilities were related to the entire uranium fuel cycle, primarily in dealing with U.S. nuclear utilities customers. Prior to his work at UG U.S.A., Inc., Mr. Card spent five years with Mitsubishi International Corporation as marketing manager. He earned a B.B.A. degree in Finance from the University of Georgia in 1975 and an M.B.A. from Georgia State University in 1978.

         RICHARD F. CLEMENT, JR. joined the Company as Vice President-Exploration in 1983. In April 1990, he was appointed Senior Vice President-Exploration. Mr. Clement was a director of the Company from February 1985 to July 1994 at which time he resigned his positions as director and officer of the Company. During the period from July 1994 to February 1996, Mr. Clement remained with the Company as Exploration Manager. In February 1996, he was again appointed Senior Vice President-Exploration of the Company as well as the President and a Director of Hydro Resources, Inc., a wholly owned subsidiary of the Company. Prior to joining the Company, he spent 16 years with Mobil Oil Corporation, most recently as vice president and exploration manager for Mobil Energy Minerals-Australia, where he initiated and managed Mobil's Australian coal, uranium and other minerals exploration and acquisition programs. Mr. Clement received his B.S. degree in Geology from Boston College in 1965 and his M.S. degree in Geology from the University of Vermont in 1967.

         RICHARD A. VAN HORN joined the Company in March 1997 and assumed the position of Senior Vice President of Operations on April 1, 1997. Previously, he spent three years with Energy Fuels Nuclear, Inc. as General Manager - Colorado Plateau Operations with responsibility for the daily management of and planning for Energy Fuels Nuclear, Inc. mining activities on the Colorado Plateau. Prior to his work at



--------------------------------------------------------------------------------
                                                                  Page 8

Energy Fuels Nuclear, Inc., Mr. Van Horn spent eighteen years with Union Carbide Corporation where he was involved with the finance and operation of that company's worldwide mining and metals business. From 1990 to 1994, Mr. Van Horn was Director of Operations of UMETCO Minerals Corporation, a wholly owned subsidiary of Union Carbide Corporation, responsible for all operating aspects of UMETCO's uranium and vanadium business on the Colorado Plateau prior to its sale to Energy Fuels Nuclear, Inc. Mr. Van Horn graduated from the Colorado School of Mines with a Engineer of Mines degree in mining in 1973.

         THOMAS H. EHRLICH, a certified public accountant, rejoined the Company in September 1995 as Vice President and Chief Financial Officer and was appointed Secretary and Treasurer of the Company in December 1995. Immediately prior to that, Mr. Ehrlich spent nine months as a Division Controller with Affiliated Computer Services, Inc., an information technology services provider in Dallas, Texas. Prior to that, he joined the Company in November 1987 as Controller-Public Reporting and was promoted to Controller and Chief Accounting Officer in February 1990. In February 1993, Mr. Ehrlich assumed the additional duties of Vice President and Secretary of the Company. Prior to joining the Company, he spent four years with Deloitte Haskins & Sells and worked primarily with clients that were publicly held companies. Prior to his work at Deloitte Haskins & Sells, he spent three years in various accounting duties at Enserch Exploration, Inc., an oil and gas company in Dallas, Texas. Mr. Ehrlich received his B.S. B.A. degree in Accounting from Bryant College in 1981.

         MARK S. PELIZZA has served as the Company's Environmental Manager since 1980, and as such, he has been responsible for all environmental regulatory activities. In February 1996, he was appointed Vice President Health, Safety and Environmental Affairs of the Company. Prior to joining the Company, he was employed for two years by Union Carbide as an Environmental Planning Engineer at Union Carbide's Palangana solution mining plant in South Texas. Mr. Pelizza received a M.S. Degree in Engineering Geology from Colorado School of Mines in 1978 and a B.S. Degree in Geology from Fort Lewis College in 1974.

         CRAIG S. BARTELS, a Registered Professional Engineer, rejoined the Company as Vice President-Technology of Hydro Resources, Inc., a wholly owned subsidiary of the Company in July 1996. From January 1995 to July 1996, he was Manager of Wellfield Operations for Crow Butte Resources, Inc., a uranium ISL mining company. Mr. Bartels originally joined the Company in early 1981 and held varied positions with the Company as Reservoir Engineer, Plant Manager, and Manager of Wellfield Operations through October 1994. Earlier, he was with Union Carbide, eventually becoming Technical and Plant Superintendent for their solution mining operation. Mr. Bartels also spent six years with Natural Gas Pipeline Company of America, a major gas transmission company, as drilling and reservoir engineer for their gas storage operations. Mr. Bartels received a B.S. Degree in Petroleum Engineering from Montana School of Mines in 1972.

         The officers of the Company hold office until their successors are appointed by the Board of Directors. All officers of the Company are employed on a full-time basis. There is no family relationship between any director and executive officer of the Company.

BOARD AND COMMITTEE MEETINGS

         The Board of Directors held seven formal meetings through both direct meetings and telephonic meetings during the year ended December 31, 1997. Each director attended all of the meetings except for Leland O. Erdahl who did not attend the March 24 meeting but submitted a memorandum stating his support for the Santa Fe transaction discussed and approved at such meeting. The Company's officers have made a practice of keeping directors informed of corporate activities by personal meetings and telephone discussions.


--------------------------------------------------------------------------------

         The Company has three standing committees of the Board of Directors. Leland O. Erdahl, George R. Ireland and James B. Tompkins are the current members of the Audit, the Employees' Stock Option, and Compensation Committees. The Audit Committee's principal functions are to meet with the Company's independent auditors to review the financial statements contained in the Annual Report, to review the Company's systems of internal controls and to report to the Board of Directors thereon. The Employees' Stock Option Committee's principal function is the administration of the employees' stock option plans of the Company. The Compensation Committee's function is to determine the compensation of executive officers and to set guidelines for compensation for the employees of the Company.

         During 1997, the Audit Committee held two formal meetings, the Employees' Stock Option Committee held two formal meetings, and the Compensation Committee held three formal meetings. The Audit Committee met in February 1998 with the Company's auditors to review the 1997 fiscal year audit.

         At present, the Company has no nominating, executive, or similar committees.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information with respect to annual and long-term compensation for services in all capacities for the years ended December 31, 1997, 1996 and 1995 paid to the Company's Chief Executive Officer and certain other executive officers of the Company.



--------------------------------------------------------------------------------
                                                                  Page 10

SUMMARY COMPENSATION TABLE


                                   ANNUAL COMPENSATION                                           LONG-TERM COMPENSATION
                                   -------------------                                           ----------------------

                                                                            OTHER            SECURITIES
                                                                            ANNUAL           UNDERLYING          ALL OTHER
                                               SALARY      BONUS        COMPENSATION(1)       OPTIONS          COMPENSATION(2)
NAME AND PRINCIPAL POSITION          YEAR       ($)         ($)              ($)                (#)               ($)
---------------------------          ----     --------    -------       ---------------      ----------        ---------------
Paul K. Willmott                     1997     $202,200    $     0          $    283             26,280            $  5,474
Chairman, President and              1996     $166,525    $13,140          $    168             37,670            $  2,851
Chief Executive Officer              1995     $118,324    $10,500          $  3,209            240,200            $ 25,000

Joe H. Card                          1997     $129,987    $     0          $  3,954             15,800            $  3,618
Senior Vice President -              1996     $117,894    $10,500          $145,729             13,440            $  1,730
Marketing                            1995     $121,619    $ 6,750          $137,461              6,064                  --

Richard F. Clement, Jr.              1997     $149,743    $     0          $  2,754             15,100            $ 87,860
Senior Vice President -              1996     $125,247    $10,000          $  2,462             91,130            $ 13,129
Exploration/President -              1995     $117,302    $ 8,100          $  1,989             27,720            $  2,310
Hydro Resources, Inc.

Richard A. Van Horn                  1997     $104,569    $     0          $    168             55,000            $ 19,349
Senior Vice President -
Operations

Craig S. Bartels                     1997     $130,791    $     0          $    168              3,700            $  3,010
Vice President -                     1996     $56,809     $ 3,700          $     42             50,000            $    567
Technology - Hydro
Resources, Inc.

------------------

(1) Represents amount paid for out-of-pocket medical and dental expenses under the Company's Supplemental Health Care Plan.

(2) Represents contributions made by the Company under the Company's 401(k) Profit Sharing Plan (see "401(k) Profit Sharing Plan" below); and for Mr. Clement in 1997 includes moving costs received upon his relocation to Albuquerque, New Mexico ($84,281) and for Mr. Van Horn in 1997 includes moving costs received upon his relocation to Corpus Christi, Texas ($19,349).



--------------------------------------------------------------------------------
                                                                  Page 11

SUPPLEMENTAL HEALTH CARE PLAN

         The Company has adopted a health care plan (the "Supplemental Plan") for the officers of the Company and certain of the employees of the Company who are also stockholders, which supplements the standard health care plan available to all eligible employees of the Company (the "Standard Plan"). The Supplemental Plan pays directly to the participant 80% of all out-of-pocket medical and dental expenses not covered under the Standard Plan, including deductibles and co-insurance amounts. Additionally, the Supplemental Plan provides to each participant $100,000 of accidental death and dismemberment insurance protection and a world wide medical assistance benefit. Each participant in the Supplemental Plan may receive a maximum annual benefit of $50,000 or $100,000, at the Company's option. The Company pays an annual premium under the Supplemental Plan equal to $210 per participant plus 10% of claims paid. There are currently ten officers and employees covered by the Supplemental Plan.

401(K) PROFIT SHARING PLAN

         The Company maintains a defined contribution profit sharing plan for employees of the Company (the "401(k)") that is administered by a committee of trustees appointed by the Company. All Company employees are eligible to participate upon the completion of six months of employment, subject to minimum age requirements. Each year the Company makes a contribution to the 401(k) out of its current or accumulated net profits (as defined) in an amount determined by the Board of Directors but not exceeding 15% of the total compensation paid or accrued to participants during such fiscal year. The Company's contributions are allocated to participants in amounts equal to 25% (or a higher percentage, determined at the Company's discretion) of the participants' contributions, up to 4% of each participant's gross pay. For the plan year ended July 31, 1997, the Company contributed amounts equal to 50% of the participant's contributions, up to 4% of gross pay. For the plan year ended July 31, 1996, the Company contributed amounts equal to 75% of the participants' contribution, up to 4% of gross pay. For the plan year ended July 31, 1995, the Company contributed amounts equal to 50% of the participants' contributions, up to 4% of gross pay. Participants become 20% vested in their Company contribution account for each year of service until full vesting occurs upon the completion of five years of service. Distributions are made upon retirement, death or disability in a lump sum or in installments.

STOCK OPTION PLANS

         On December 19, 1995, the Company's Stockholders approved the 1995 Stock Incentive Plan (the "1995 Plan") for key employees of the Company. The 1995 Plan initially authorized grants of incentive stock options and non-qualified options to purchase up to an aggregate of 750,000 shares of Common Stock. The Company, subject to approval of the stockholders at the Meeting, has adopted an amendment to the 1995 Plan to increase the number of shares of Common Stock authorized to be issued to 1,250,000 Shares. The Employees' Stock Option Committee of the Board of Directors is responsible for the administration of the 1995 Plan and has the full authority, subject to the provisions of the plan, to determine to whom and when to grant options and the number of shares of Common Stock covered by each grant. As of February 28, 1998, a total of 709,635 shares are reserved for issuance upon exercise of options granted under the 1995 Plan and 40,365 shares were reserved for exercise upon the future grant of options under the 1995 Plan. No shares have been issued upon the exercise of options under the 1995 Plan.

         The 1995 Plan replaced the Company's previous plan maintained for employees under which the Company was authorized to grant non-qualified options. All outstanding options under that plan will remain in effect but no new options will be granted under that plan. As of March 31, 1998, a total of 422,207 shares are reserved for issuance under that plan.



--------------------------------------------------------------------------------
                                                                  Page 12

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information with respect to options granted to the executive officer named in the Summary Compensation Table in the fiscal year ended December 31, 1997.


                                                                                         POTENTIAL REALIZABLE VALUE
                                                                                         AT ASSUMED ANNUAL RATES OF
                                                                                         STOCK PRICE APPRECIATION FOR
                                   INDIVIDUAL GRANTS                                            OPTION TERM
                                   -----------------                                            -----------
                                             PERCENT OF
                                NUMBER OF       TOTAL
                               SECURITIES     OPTIONS
                               UNDERLYING    GRANTED TO
                                 OPTIONS     EMPLOYEES      EXERCISE OF
                                 GRANTED      IN FISCAL      BASE PRICE    EXPIRATION
            NAME                   (#)           YEAR          ($/SH)         DATE          5% ($)        10%($)
            ----               ----------    -----------     ----------    -----------     --------      ---------        -
Paul K. Willmott                 26,280           11%          $7.125       02/10/07       $304,717      $485,523

Joe H. Card                      15,800           7%           $7.125       02/10/07       $183,201      $291,905

Richard F. Clement, Jr.          15,100           6%           $7.125       02/10/07       $175,085      $278,973

Richard A. Van Horn              55,000           7%           $5.50        04/01/07       $493,350      $785,950

Craig S. Bartels                  3,700           2%           $7.125       02/10/07       $ 42,902      $ 68,358



--------------------------------------------------------------------------------
                                                                  Page 13

EXERCISE OF STOCK OPTIONS AND YEAR-END VALUE

         The following sets forth information with respect to each exercise of stock options during the fiscal year ended December 31, 1997 and the year-end value of unexercised options held by each of the executive officers named in the Summary Compensation Table.



                                                                          NUMBER OF
                                                                          SECURITIES            VALUE OF
                                                                          UNDERLYING          UNEXERCISED
                                   SHARES                                 UNEXERCISED          IN-THE-MONEY
                                ACQUIRED ON                            OPTIONS AT FISCAL    OPTIONS AT FISCAL
            NAME                EXERCISE (#)    VALUE REALIZED ($)      YEAR END (#)           YEAR END ($)
            ----                ------------    ------------------     -----------------    -----------------

                                                                          EXERCISABLE/         EXERCISABLE/
                                                                         UNEXERCISABLE        UNEXERCISABLE
                                                                         -------------        --------------

Paul K. Willmott(1)                   --               --                50,000/50,000              **
                                                                         50,000/50,000              **
                                                                         20,100/20,100              **
                                                                          9,418/28,252              **
                                                                            0/26,280                **
                                                                          14,000/5,000              **
                                                                            750/250                 **

Joe H. Card(2)                        --               --                   1,750/0                1,636/0
                                                                          3,032/ 3,032              **
                                                                          3,360/10,080              **
                                                                             0/15,800               **

Richard F. Clement, Jr.(3)            --               --                   24,750/0              23,141/0
                                                                         13,860/13,860              **
                                                                          4,033/12,097              **
                                                                         18,750/56,250              **
                                                                            0/15,100                **

Richard A. Van Horn(4)                --               --                   0/55,000                **

Craig S. Bartels(5)                   --               --                12,500/37,500              **
                                                                            0/ 3,700                **

----------------

**   Represents an option whose grant price is above the December 31, 1997 closing price on the NASDAQ-NMS.

(1) Based on the closing price on the NASDAQ-NMS on December 31, 1997 ($3.875) less the grant prices of $4.13, $8.38, $6.88, $9.75, $7.125, $4.25 and $5.88,
respectively.

(2) Based on the closing price on the NASDAQ-NMS on December 31, 1997 ($3.875) less the grant prices of $2.94, $6.88, $9.75 and $7.125, respectively.

(3) Based on the closing price on the NASDAQ-NMS on December 31, 1997 ($3.875) less the grant price of $2.94, $6.88, $9.75, $16.13 and $7.125, respectively.

(4) Based on the closing price on the NASDAQ-NMS on December 31, 1997 ($3.875) less the grant price of $5.50.

(5) Based on the closing price on the NASDAQ-NMS on December 31, 1997 ($3.875) less the grant price of $11.13 and $7.125, respectively.


--------------------------------------------------------------------------------
                                                                  Page 14

DIRECTOR COMPENSATION

         Under the Company's Directors' Stock Option Plan ("Directors' Plan"), each new non-employee director elected or appointed to the Board of Directors for the first time shall be granted an option to purchase 20,000 shares of Common Stock as of the date of such election or appointment and, upon the re-election of a non-employee director at an annual meeting of the Company's stockholders, such director will be granted an option to purchase an additional 1,000 shares as of the date of such election. As of February 28, 1998, a total of 90,000 shares are reserved for issuance upon exercise of options granted under the Directors' Plan and 59,000 shares were reserved for exercise upon the future grant of options under the Directors' Plan. Mr. Erdahl holds options covering 24,000 shares under the Directors' Plan and each of Messrs. Ireland and Tompkins holds options covering 24,000 shares under the Directors' Plan. Mr. Willmott holds options covering 20,000 shares under the Directors' Plan. In addition, Messrs. Ireland, Tompkins and Erdahl each hold options to purchase 100,000 shares of Common Stock. Those options were not granted under the Directors' Plan. On November 17, 1997, the Company entered into agreements with each of its three non-employee directors to amend the terms of these nonqualified stock options such that the expiration date of the option was extended for three years until 2001 and the exercise price was increased by $0.25 per share. Cash compensation for 1997 to the non-employee directors was paid at the rate of $3,000 per quarter plus $1,000 per meeting attended of the Board and committees of the Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         In August 1994, the Company formed a Compensation Committee to determine the compensation of the executive officers and to set the guidelines for compensation for the employees of the Company. During the fiscal year ended December 31, 1997, the Compensation Committee was comprised of Leland O. Erdahl, George R. Ireland and James B. Tompkins. No member of the Compensation Committee has been or was during the fiscal year ended December 31, 1997, an officer or employee of the Company or any of the Company's subsidiaries. In addition, no member of the Compensation Committee during the fiscal year ended December 31, 1997, had any relationship requiring disclosure under the caption "Certain Relationships and Related Transactions." No executive officer of the Company serves or served on the compensation committee of another entity during the fiscal year ended December 31, 1997 and no executive officer of the Company serves or served as a director of another entity who has or had an executive officer serving on the Compensation Committee of the Company.

COMPENSATION AGREEMENTS WITH KEY EXECUTIVES
         In June 1997, the Company entered into Compensation Agreements with six of its key executives. Each of these agreement provide that in the event of a change in control of the Company, the executive will have certain rights and benefits for a period of either twenty-four or thirty-six months following such change in control. In particular, the agreements specify that the executive will continue to receive compensation and benefits for the remainder of the applicable period if the Company terminates the executive or if the executive terminates his employment following the occurrence of certain actions without the executive's consent. However, the Company is not obligated to provide such rights and benefits to the executive if the executive was terminated for cause or does not resign as an officer and/or director promptly after receiving written request from the Company to do so.


--------------------------------------------------------------------------------
                                                                  Page 15

                          COMPENSATION COMMITTEE REPORT

         Under rules established by the Securities and Exchange Commission, the Company is required to provide certain information regarding the compensation of its Chief Executive Officer and other executive officers whose salary and bonus exceed $100,000 per year. Disclosure requirements include a report explaining the rationale and considerations that lead to fundamental executive compensation decisions. The following report has been prepared to fulfill this requirement.

         The Compensation Committee ("Committee") of the Board of Directors sets and administers the policies that govern the annual compensation and long-term compensation of executive officers of the Company. None of the members of the Committee is currently an employee of the Company. The Committee makes all decisions concerning compensation of all executive officers as defined by the Securities and Exchange Commission and all awards of stock options under the Company's 1995 Stock Incentive Plan. The Committee's policy is to offer executive officers competitive compensation packages that will permit the Company to attract and retain highly qualified individuals and to motivate and reward such individuals on the basis of the Company's performance.

         At present, the executive compensation package consists of base salary, bonus awards and long-term incentive opportunities in the form of stock options. Executive salaries are reviewed by the Committee on an annual basis and are set for individual executive officers based on subjective evaluations of each individual's performance, the Company's performance and a comparison to base salary ranges for executives in comparable positions at mid-size mining companies in the United States, primarily involved in the mining of precious metals. Within the U.S. uranium mining companies, there are no public companies which the Committee views as comparable in terms of revenues, reserve base and type of operations. Although the mid-size precious metal mining companies are for the most part larger than the Company, the Committee views this group as being comparable to the Company in terms of the administrative, financial and operating skills required of the Company's senior executives. The compensation of the Chief Executive Officer, Mr. Willmott, is determined in the same manner as the compensation of other executive officers as described above. As a result, Mr. Willmott's compensation is largely dependent upon the overall performance of the Company as well as comparison to compensation being paid by comparable companies to their chief executive officers.

         Bonuses may be awarded to executive officers and other employees for their performance. The Committee determines the appropriate level of bonuses based upon the Committee's assessment of each person's contributions to the Company's success in terms of income and use of cash, corporate management and increase in shareholder value. With respect to corporate management objectives, objectives included obtaining of projected financings, acquisition of certain potential uranium interests from Santa Fe Pacific Gold Corporation, reduction of unfunded reclamation liabilities, utilization of the matched sale quota, completion of 1997 exploration activities, achievement of budgeted production at budgeted costs, progress in obtaining New Mexico environmental permits, achievement of budgeted overhead reductions, and progress in resolving various legal issues.

         Key employees, including executive officers may be granted incentive stock options, pursuant to the Company's Stock Incentive Plan and based upon a review of the Company's performance. Such stock based awards will continue to be an important element of the executive compensation package because they aid in the objective of aligning the officers' interests with those of the stockholders by giving the officers a direct stake in the performance of the Company.

         The Committee recognized that the efforts of the Company's key executives have been, and will continue to be substantial. The Committee further recognized that the difficult market conditions have created uncertainties to its key executives. Therefore, the Committee recommended that the Company enter




--------------------------------------------------------------------------------
                                                                  Page 16
into Compensation Agreements with each of the Company's key executives to enable the Company to retain its key executives and to allow such key executives to focus on their operating responsibilities.

         Although the Company accomplished a number of its objectives for 1997, due to factors such as production shortfalls, cost overruns and the decrease in demand and consequent decline in price for uranium, the Company's overall performance in the fiscal year ended December 31, 1997 was disappointing. Based on these factors, the Committee recommended that the Company not increase the annual base salary of the Company's senior executives, including the Chief Executive Officer, and not award any cash bonuses. In February 1998, the Committee awarded options totaling 117,000 shares to the Company's senior executives to recognize their efforts on behalf of the Company in a difficult market and for the reasons noted above.

         April 16, 1998


                      MEMBERS OF THE COMPENSATION COMMITTEE

                                Leland O. Erdahl

                                George R. Ireland

                                James B. Tompkins


--------------------------------------------------------------------------------
                                                                  Page 17

                     AMENDMENT TO 1995 STOCK INCENTIVE PLAN
                         (PROPOSAL 2 ON THE PROXY CARD)

         On December 19, 1995, the Company's Stockholders approved the Company's 1995 Stock Incentive Plan (the "Plan") for key employees of the Company. The Plan will enable the Company to provide incentives to employees to perform well in a difficult and rapidly changing environment in the uranium mining industry. The Plan originally authorized grants of incentive stock options and non-qualified options to purchase up to an aggregate of 750,000 shares of Common Stock. As of March 31, 1998, the Company had 38 employees eligible for participation under the Plan, and there were outstanding options to purchase an aggregate of 709,635 shares of Common Stock under the Plan.

         The Board of Directors of the Company, subject to the approval of stockholders at the Meeting, has adopted an amendment to the Plan to increase the number of shares of Common Stock authorized to be issued from 750,000 shares to 1,250,000 shares. Approval of the amendment to the Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock, present in person or by proxy at the Meeting. Unless authority is withheld, it is intended that the shares represented by a properly executed proxy will be voted for approval of this amendment.

         The essential features of the Plan are outlined below, but such description is qualified in its entirety by reference to the Plan, which is attached hereto as Exhibit A.

         TYPES OF AWARDS. Under the Plan, the Company may grant awards of stock options to its key employees and to the key employees of its subsidiaries.

         ADMINISTRATION. The Plan is administered by the Compensation Committee of the Board of Directors composed of no fewer than two disinterested members. Subject to the terms of the Plan, the Compensation Committee determines, among other matters, persons to whom awards are granted, type of award granted, number of options granted, vesting schedule, type of consideration to be paid to the Company upon exercise of options and the terms of any option (which cannot exceed ten years). The Compensation Committee may also, in its discretion, issue new options in exchange for the surrender and cancellation of options previously issued under the Plan.

         NUMBER OF SHARES. The Company may issue options to purchase an aggregate of 1,250,000 shares of Common Stock under the Plan.

         STOCK OPTION TERMS. The Company may grant both incentive stock options ("incentive stock options") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options which are not qualified as incentive stock options ("non-qualified options"). Incentive stock options may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant. The exercise price of incentive stock options granted to holders of more than 10% of the Common Stock must be at least 110% of the fair market value of the Common Stock on the date of grant, and the term of these options cannot exceed five years. The exercise price of non-qualified stock options will be determined by the Compensation Committee on the date of grant but may not be less than 85% of the fair market value of the Common Stock on that date.

         Options granted under the Plan are not transferable, otherwise than by will or the laws of descent and distribution, and during the lifetime of the optionholder, options are exercisable only by such optionholder. Stock options granted pursuant to the Plan terminate upon termination of employment, except that in the event of the death or permanent and total disability of the optionholder, the option may be exercised by the holder (or his estate, as the case may be), until the first to occur of the expiration of the option period or the expiration of one year after the date of death or permanent or total disability, and except that upon an employees retirement




--------------------------------------------------------------------------------
                                                                  Page 18
stock options may be extended at the sole discretion of the Compensation Committee for a period of three months following retirement (but in no event beyond the expiration date of the option). The exercise price may be paid in cash, in shares of Common Stock (valued at fair market value at the date of exercise), by delivery of a promissory note or by a combination of such means of payment, as may be determined by the Compensation Committee.

     CHANGE IN CONTROL; ADJUSTMENT IN NUMBER OF OPTION SHARES. Upon a Change of Control (as defined in Section 9 of the Plan) of the Company, all stock options granted under the Plan will become exercisable in full. Also, in the event the number of outstanding shares of Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another company, whether as a result of a stock split, stock dividend, combination or exchange of shares, merger or otherwise, each share subject to an unexercised option will be substituted for the number and kind of shares of stock into which each share of outstanding Common Stock is to be changed or for which each such share is to be exchanged and the option price will be increased or decreased proportionately.

     FEDERAL INCOME TAX CONSEQUENCES--STOCK OPTIONS. Neither the Company nor the optionee will recognize taxable income or deduction for federal income tax purposes from the grant or exercise of an incentive stock option. When an optionee sells stock acquired upon exercise of an incentive stock option, the optionee will be taxed at long-term capital gain rates if the stock has been held for at least one year and the option was granted at least two years prior to the date of sale ("Holding Period Requirements"). If the optionee fails to meet the Holding Period Requirements, the difference between the exercise price and the fair market value of the stock at the time of exercise will be taxable to the optionee as ordinary income and the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee if the Company complies with applicable withholding requirements and if the amount qualifies as an ordinary and necessary business expense to the Company. Although the optionee will not recognize taxable income for federal income tax purposes upon the exercise of an incentive stock option, the difference between the exercise price and fair market value of the shares at the time of exercise gives rise to an adjustment in calculating alternative minimum taxable income.

     Neither the Company nor the optionee will recognize taxable income or deduction from the grant of a non-qualified stock option. At the time of exercise of a non-qualified stock option, the optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock. The Company will be entitled to a deduction for tax purposes in an amount equal to the ordinary income recognized by the optionee, if the Company complies with applicable tax withholding requirements.

     AMENDMENT OF PLAN. The Board of Directors may at any time and from any time alter, amend, suspend, or discontinue the Plan, except no such action may be taken without stockholder approval which materially increase the benefits to participants under the Plan, materially increases the number of shares to be issued, materially extends the period for granting awards, or materially modifies the requirements as to eligibility. In addition, no such action may be taken which adversely affects the rights of a participant under the Plan without his consent.

     VOTE REQUIRED FOR APPROVAL OF THE AMENDMENT TO THE PLAN. Approval of the amendment to the Plan requires the affirmative vote of the holders of a majority of the Common Stock present, or represented, and entitled to vote at the Meeting assuming the presence of a quorum. Each share of Common Stock is entitled to one vote.

     Stockholders should note that because employee directors (subject to re-election and stockholder approval) may in the future receive stock options under the Plan, the current employee directors of the Company have a personal interest in the proposal and its approval by stockholders. However, the members of the Board of Directors believe that the amendment is in the best interests of the Company and its stockholders.


--------------------------------------------------------------------------------
                                                                  Page 19

                          STOCK PRICE PERFORMANCE GRAPH

         The following graph compares the performance of the Company's Common Stock to the CRSP Total Return Index for The NASDAQ Stock Market (U.S. Companies) and to a self-determined peer group comprised of United States Energy Corp. and Rio Algom Mines, Ltd. for the Company's last five fiscal years. The graph assumes that the value of an investment in the Company's Common Stock and each index was $100 at December 31, 1992, and that all dividends were reinvested.


              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(1)
                                    1993-1997

  Total Returns Index for:          12/31/92     12/31/93    12/31/94    12/31/95    12/31/96    12/31/97
 -------------------------          --------     --------    --------    --------    --------    --------
 NASDAQ Stock Market                 100.0        114.8        112.2       158.7       195.2       239.6
      (U.S. Companies)(2)
 Self-Determined Peer Group(3)(4)    100.0        128.0        144.7       147.3       188.2       146.4
 Uranium Resources, Inc.(4)          100.0        111.5        187.9       145.1       207.7       102.2


[GRAPH]


---------------------
(1) Total return assumes reinvestment of dividends.
(2) Source: National Association of Securities Dealers, Inc. All dividends are reinvested on the ex-dividend date. The CRSP Total Return Index includes all domestic common shares traded on the NASDAQ National Market and the NASDAQ Small-Cap Market.
(3) Comprised of United States Energy Corp. and Rio Algom Mines, Ltd.
(4) Source: The Center for Research in Security Prices (affiliated with the University of Chicago Graduate School of Business). All dividends are reinvested on ex-dividend date.


--------------------------------------------------------------------------------
                                                                  Page 20

                              SECTION 16 REPORTING

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Officers, directors, and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) filings.

         Based solely on its review of copies of such forms received by it and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the year ended December 31, 1997, its officers, directors, and greater than 10% beneficial owners complied with all applicable filing requirements.


                        PROPOSAL TO RATIFY THE SELECTION
                       OF ARTHUR ANDERSEN, LLP AS AUDITORS
                           (PROPOSAL 3 ON PROXY CARD)

         The Board of Directors voted to engage Arthur Andersen, LLP as independent accountants to audit the accounts and financial statements of the Company for the fiscal year ending December 31, 1998, and directed that such engagement be submitted to the stockholders of the Company for ratification. In recommending ratification by the stockholders of such engagement, the Board of Directors is acting upon the recommendation of the Audit Committee, which has satisfied itself as to the firm's professional competence and standing. Although ratification by stockholders of the engagement of Arthur Andersen, LLP is not required by Delaware corporate law or the Company's Restated Certificate of Incorporation or Bylaws, management feels a decision of this nature should be made with the consideration of the Company's stockholders. If stockholder approval is not received, management will reconsider the engagement.

         It is expected that one or more representatives of Arthur Andersen, LLP will be present at the Meeting and will be given the opportunity to make a statement if they so desire. It also is expected that the representatives will be available to respond to appropriate questions from the stockholders.


               BOARD OF DIRECTORS' RECOMMENDATIONS; VOTE REQUIRED

         The Board of Directors unanimously recommends a vote (i) FOR the election as director of each of the nominees named in the proxy; (ii) FOR the approval of the amendment to the 1995 Stock Incentive Plan; and (iii) FOR the ratification of the appointment of Arthur Andersen, LLP as independent auditors.

         The affirmative vote of the holders of (i) a plurality of the votes of the outstanding shares of Common Stock present at the Meeting, either in person or represented by proxy, is required to elect each nominee as a director and
(ii) a majority of the outstanding shares of Common Stock present at the Meeting, either in person or represented by proxy, is required to approve the amendment to the 1995 Stock Incentive Plan and to ratify the appointment of Arthur Andersen, LLP.


                      COST AND METHOD OF PROXY SOLICITATION

         The accompanying Proxy is being solicited on behalf of the Board of Directors of the Company. All expenses for soliciting Proxies, including the expense of preparing, printing and mailing the form of Proxy and the material used in the solicitation thereof, will be borne by the Company. In addition to the use of the

--------------------------------------------------------------------------------
                                                                  Page 21
mails, Proxies may be solicited by personal interview, telephone and facsimile by directors and regular officers and employees of the Company. Such persons will receive no additional compensation for such services. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.


              ANNUAL REPORTS AND CONSOLIDATED FINANCIAL STATEMENTS

         You are referred to the Company's annual report, including consolidated financial statements, for the year ended December 31, 1997, enclosed herewith for your information. The annual report is not incorporated in this Proxy Statement and is not to be considered part of the soliciting material.


                       DEADLINE FOR RECEIPT OF STOCKHOLDER
                        PROPOSALS FOR 1999 ANNUAL MEETING

         Any proposals that stockholders of the Company desire to have presented at the 1999 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than December 31, 1998.


                        UNDERTAKING TO PROVIDE DOCUMENTS

THE COMPANY WILL PROVIDE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON AND WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997 AND UPON THE PAYMENT OF A REASONABLE FEE WHICH SHALL BE LIMITED TO THE COMPANY'S REASONABLE EXPENSES, A COPY OF ANY EXHIBIT TO SUCH ANNUAL REPORT ON FORM 10-K. WRITTEN REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO THOMAS H. EHRLICH, URANIUM RESOURCES, INC., 12750 MERIT DRIVE, SUITE 1020, LB 12, DALLAS, TEXAS 75251, (972) 387-7777.


                                  MISCELLANEOUS

         The Board of Directors is not aware of any matter, other than the matters described above, to be presented for action at the Meeting. However, if any other business properly comes before the Meeting, the person or persons named in the enclosed form of proxy will vote the proxy in accordance with his or their best judgment on such matters.

DALLAS, TEXAS

April 27, 1998




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                                                                  Page 22

                                    EXHIBIT A


                             URANIUM RESOURCES, INC.
                            1995 STOCK INCENTIVE PLAN


         1. General. This Stock Incentive Plan (the "Plan") provides eligible employees of Uranium Resources, Inc., (the "Company") with the opportunity to acquire or expand their equity interest in the Company by making available for purchase Common Shares, par value $.001 per share, of the Company ("Common Shares"), through the granting of nontransferable options to purchase Common Shares ("Stock Options"). It is intended that key employees may be granted, simultaneously or from time to time, Stock Options that qualify as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or Stock Options that do not so qualify ("Non-qualified Stock Options"). No provision of the Plan is intended or shall be construed to grant employees alternative rights in any Incentive Stock Option granted under the Plan so as to prevent such Option from qualifying under
Section 422 of the Code.

         2. Purpose of the Plan. The purpose of the Plan is to provide continuing incentives to key employees of the Company and of any subsidiary corporation of the Company, by encouraging such key employees to acquire new or additional share ownership in the Company, thereby increasing their proprietary interest in the Company's business and enhancing their personal interest in the Company's success.

         For purposes of the Plan, a "subsidiary corporation" consists of any corporation at least fifty percent (50%) of the stock of which is directly or indirectly owned or controlled by the Company.

         3. Effective Date of the Plan. The Plan shall become effective upon its adoption by the Board of Directors, subject to approval by holders of a majority of the outstanding shares of voting capital stock of the Company. If the Plan is not so approved within twelve (12) months after the date the Plan is adopted by the Board of Directors, the Plan and any grants made hereunder shall be null and void. However, if the Plan is so approved, no further shareholder approval shall be required with respect to the making of grants pursuant to the Plan, except as provided in Section 10 hereof.

         4. Administration of the Plan. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company, or by any other committee selected by such Board of Directors by majority vote and composed of no fewer than two (2) members of such Board of Directors (the "Committee"). No person shall be appointed to the Committee who, during the one-year period immediately preceding such person's appointment to the Committee, has received any grants of Stock Options under the Plan or any similar stock option or stock incentive plan, other than a formula-based plan, maintained by the Company or any subsidiary corporation. A member of the Committee shall not be eligible to participate in this Plan while serving on the Committee.

         A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present (or acts unanimously approved in writing by the members of the Committee) shall constitute binding acts of the Committee.

         Subject to the terms and conditions of the Plan, the Committee shall be authorized and empowered:

                 (a)    To select the key employees to whom grants may be made;

                 (b) To determine the number of Common Shares to be covered by any Grant;

--------------------------------------------------------------------------------
                                                                  Page A-1

                  (c) To prescribe the terms and conditions of any grants made under the Plan, and the form(s) and agreement(s) used in connection with such grants, which shall include agreements governing the granting of Stock Options;

                  (d) To determine the time or times when Stock Options will be granted and when they will terminate in whole or in part;

                  (e) To determine the time or times when Stock Options that are granted may be exercised;

                  (f) To determine whether new options can be issued in exchange for the surrender and cancellation of options previously issued under the Plan;

                  (g) To determine, at the time a Stock Option is granted under the Plan, whether such Option is an Incentive Stock Option entitled to the benefits of Section 422 of the Code; and

                  (h) To establish any other Stock Option agreement provisions not inconsistent with the terms and conditions of the Plan or, where the Stock Option is an Incentive Stock Option, with the terms and conditions of Section 422 of the Code.

         5. Employees Eligible for Grants. Grants may be made from time to time to those key employees of the Company or a subsidiary corporation, who are designated by the Committee in its sole and exclusive discretion. Key employees may include, but shall not necessarily be limited to, members of the Board of Directors (excluding members of the Committee), and officers, of the Company and any subsidiary corporation; however, Stock Options intended to qualify as Incentive Stock Options shall only be granted to key employees while actually employed by the Company or a subsidiary corporation. The Committee may grant more than one Stock Option to the same key employee. No Stock Option shall be granted to any key employee during any period of time when such key employee is on a leave of absence.

         6. Shares Subject to the Plan. The shares to be issued pursuant to any Stock Option granted under the Plan shall be Common Shares. Either Common Shares held as treasury stock, or authorized and unissued Common Shares, or both, may be so issued, in such amount or amounts within the maximum limits of the Plan as the Board of Directors shall from time to time determine.

         Subject to the provisions of the next succeeding paragraph of this
Section 6 and the provisions of Section 7(h), the aggregate number of Common Shares that can be actually issued under the Plan shall be one million, two hundred and fifty thousand (1,250,000) Common Shares.

         If, at any time subsequent to the date of adoption of the Plan by the Board of Directors, the number of Common Shares are increased or decreased, or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or otherwise): (i) there shall automatically be substituted for each Common Share subject to an unexercised Stock Option (in whole or in part) granted under the Plan, the number and kind of shares of stock or other securities into which each outstanding Common Share shall be changed or for which each such Common Share shall be exchanged; and (ii) the option price per Common Share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to a Stock Option shall remain the same as immediately prior to such event. In addition to the foregoing, the Committee shall be entitled in the event of any such increase, decrease or exchange of Common Shares to make other adjustments to the securities subject to a Stock Option, the provisions of the Plan, and to any related Stock Option agreements (including adjustments which may provide for the elimination of fractional shares), where necessary to preserve the terms and conditions of any grants hereunder.


--------------------------------------------------------------------------------
                                                                  Page A-2

         7.       Stock Option Provisions.

                  (a) General. The Committee may grant to key employees (also referred to as "optionees") nontransferable Stock Options that either qualify as Incentive Stock Options under Section 422 of the Code or do not so qualify. However, any Stock Option which is an Incentive Stock Option shall only be granted within 10 years from the earlier of (i) the date this Plan is adopted by the Board of Directors of the Company; or (ii) the date this Plan is approved by the shareholders of the Company.

                  (b) Stock Option Price. The option price per Common Share which may be purchased under an Incentive Stock Option under the Plan shall be determined by the Committee at the time of Grant, but shall not be less than one hundred percent (100%) of the fair market value of a Common Share, determined as of the date such Option is granted; however, if a key employee to whom an Incentive Stock Option is granted is, at the time of the grant of such Option, an "owner," as defined in Section 422(b)(6) of the Code (modified as provided in Section 424(d) of the Code) of more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (a "Substantial Shareholder"), the price per Common Share of such Option, as determined by the Committee, shall not be less than one hundred ten percent (110%) of the fair market value of a Common Share on the date such Option is granted. The option price per Common Share under each Stock Option granted pursuant to the Plan which is not an Incentive Stock Option shall be determined by the Committee at the time of Grant. Except as specifically provided above, the fair market value of a Common Share shall be determined in accordance with procedures to be established by the Committee. The day on which the Committee approves the granting of a Stock Option shall be considered the date on which such Option is granted.

                  (c) Period of Stock Option. The Committee shall determine when each Stock Option is to expire. However, no Stock Option shall be exercisable for a period of more than ten (10) years from the date upon which such Option is granted. Further, no Incentive Stock Option granted to an employee who is a Substantial Shareholder at the time of the grant of such Option shall be exercisable after the expiration of (5) years from the date of grant of such Option.

                  (d) Limitation on Exercise and Transfer of Stock Options. Only the key employee to whom a Stock Option is granted may exercise such Option, except where a guardian or other legal representative has been duly appointed for such employee, and except as otherwise provided in the case of such employee's death. No Stock Option granted hereunder shall be transferable by an optionee other than by will or the laws of descent and distribution. No Stock Option granted hereunder may be pledged or hypothecated, nor shall any such Option be subject to execution, attachment or similar process.

                  (e) Employment, Holding Period Requirements For Certain Options. The Committee may condition any Stock Option granted hereunder upon the continued employment of the optionee by the Company or by a subsidiary corporation, and may make any such Stock Option immediately exercisable. However, the Committee will require that, from and after the date of grant of any Incentive Stock Option granted hereunder until the day three (3) months prior to the date such Option is exercised, such optionee must be an employee of the Company or of a subsidiary corporation, but always subject to the right of the Company or any such subsidiary corporation to terminate such optionee's employment during such period. Each Stock Option shall be subject to such additional restrictions as to the time and method of exercise as shall be prescribed by the Committee. Upon completion of such requirements, if any, a Stock Option or the appropriate portion thereof may be exercised in whole or in part from time to time during the option period; however, such exercise right(s) shall be limited to whole shares.

--------------------------------------------------------------------------------
                                                                  Page A-3

                  (f) Payment for Stock Option Price. A Stock Option shall be exercised by an optionee giving written notice to the Company of his intention to exercise the same, accompanied by full payment of the purchase price in cash or by check, or, with the consent of the Committee, in whole or in part with a promissory note or with a surrender of Common Shares having a fair market value on the date of exercise equal to that portion of the purchase price for which payment in cash or check is not made. The Committee may, in its sole discretion, approve other methods of exercise for a Stock Option or payment of the option price, provided that no such method shall cause any option granted under the Plan as an Incentive Stock Option to not qualify under Section 422 of the Code, or cause any Common Share issued in connection with the exercise of an option not to be a fully paid and non-assessable Common Share.

                  (g) Certain Reissuances of Stock Options. To the extent Common Shares are surrendered by an optionee in connection with the exercise of a Stock Option in accordance with Section 7(f), the Committee may in its sole discretion grant new Stock Options to such optionee (to the extent Common Shares remain available for grants), subject to the following terms and conditions:

                        (i) The number of Common Shares shall be equal to the number of Common Shares being surrendered by the optionee;

                        (ii) The option price per Common Share shall be equal to the fair market value of Common Shares, determined on the date of exercise of the Stock Options whose exercise caused such Grant; and

                       (iii) The terms and conditions of such Stock Options shall in all other respects replicate such terms and conditions of the Stock Options whose exercise caused such Grant, except to the extent such terms and conditions are determined to not be wholly consistent with the general provisions of this Section 7, or in conflict with the remaining provisions of this Plan.

                  (h) Cancellation and Replacement of Stock Options and Related Rights. The Committee may at any time or from time to time permit the voluntary surrender by an optionee who is the holder of any outstanding Stock Options under the Plan, where such surrender is conditioned upon the granting to such optionee of new Stock Options for such number of shares as the Committee shall determine, or may require such a voluntary surrender as a condition precedent to the grant of new Stock Options. The Committee shall determine the terms and conditions of new Stock Options, including the prices at and periods during which they may be exercised, in accordance with the provisions of this Plan, all or any of which may differ from the terms and conditions of the Stock Options surrendered. Any such new Stock Options shall be subject to all the relevant provisions of this Plan. The Common Shares subject to any Stock Option so surrendered, shall no longer be charged against the limitation provided in
Section 6 of this Plan and may again become shares subject to the Plan. The granting of new Stock Options in connection with the surrender of outstanding Stock Options under this Plan shall be considered for the purposes of the Plan as the granting of new Stock Options and not an alteration, amendment or modification of the Plan or of the Stock Options being surrendered.

                  (i) Limitation on Exercisable Incentive Stock Options. The aggregate fair market value of the Common Shares first becoming subject to exercise as Incentive Stock Options by a key employee during any given calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). Such aggregate fair market value shall be determined as of the date such Option is granted, taking into account, in the order in which granted, any other incentive stock options granted by the Company, or by a parent or subsidiary thereof.

         8. Termination of Employment. If a key employee ceases to be an employee of the Company and every subsidiary corporation, for a reason other than death, retirement, or permanent and total disability, his Stock Options shall, unless extended by the Committee on or before his date of termination of employment,




--------------------------------------------------------------------------------
                                                                  Page A-4
terminate on the effective date of such termination of employment. Neither the key employee nor any other person shall have any right after such date to exercise all or any part of his Stock Options.

         If termination of employment is due to death or permanent and total disability, then outstanding Stock Options may be exercised within the one (1) year period ending on the anniversary of such death or permanent and total disability. In the case of death, such outstanding Stock Options shall be exercised by such key employee's estate, or the person designated by such key employee by will, or as otherwise designated by the laws of descent and distribution. Notwithstanding the foregoing, in no event shall any Stock Option be exercisable after the expiration of the option period, and in the case of exercises made after a key employee's death, not to any greater extent than the key employee would have been entitled to exercise such Option at the time of his death.

         Subject to the discretion of the Committee, in the event a key employee terminates employment with the Company and all subsidiary corporations because of normal or early retirement, any then-outstanding Stock Options held by such key employee shall lapse at the earlier of the end of the term of such Stock Option or three (3) months after such retirement or permanent and total disability.

         In the event an employee of the Company or one of its subsidiary corporations is granted a leave of absence by the Company or such subsidiary corporation to enter military service or because of sickness, his employment with the Company or such subsidiary corporation shall not be considered terminated, and he shall be deemed an employee of the Company or such subsidiary corporation during such leave of absence or any extension thereof granted by the Company or such subsidiary corporation.

         9. Change of Control. Upon the occurrence of a Change of Control (as defined below), notwithstanding any other provisions hereof or of any agreement to the contrary, all Stock Options granted under this Plan shall become immediately exercisable in full.

         For purposes of this Plan, a Change of Control shall be deemed to have occurred if: (i) a tender offer shall be made and consummated for the ownership of 25% or more of the outstanding voting securities of the Company; (ii) the Company shall be merged or consolidated with another corporation and, as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such merger or consolidation; or (iii) the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary; or (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Exchange Act, shall acquire, other than by reason of inheritance, fifty-one percent (51%) or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). In making any such determination, transfers made by a person to an affiliate of such person (as determined by the Board of Directors of the Company), whether by gift, devise or otherwise, shall not be taken into account. For purposes of this Plan, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) as in effect on the date hereof pursuant to the Exchange Act.

         Notwithstanding the provisions of subparagraph (iv) of this Section 9, "person" is used in that subparagraph shall not include any holder who was the beneficial owner of more than ten percent (10%) of the voting securities of the Company on the date the Plan was adopted by the Board of Directors.

         10. Amendments to Plan. The Committee is authorized to interpret this Plan and from time to time adopt any rules and regulations for carrying out this Plan that it may deem advisable. Subject to the approval of the Board of Directors of the Company, the Committee may at any time amend, modify, suspend or terminate this Plan. In no event, however, without the approval of shareholders, shall any action of the Committee or the Board of Directors result in:


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                                                                  Page A-5

               (a) Materially amending, modifying or altering the eligibility requirements provided in Section 5 hereof; or

               (b) Materially increasing, except as provided in Section 6 hereof, the maximum number of shares subject to Stock Options; except to conform this Plan and any agreements made hereunder to changes in the Code or governing law.

         11. Investment Representation, Approvals and Listing. The Committee may, if it deems appropriate, condition its grant of any Stock Option hereunder upon receipt of the following investment representation from the optionee:

         "I agree that any Common Shares of Uranium Resources, Inc., which I may acquire by virtue of this Stock Option shall be acquired for investment purposes only and not with a view to distribution or resale, and may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by me unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to said Common Shares has become effective so as to permit the sale or other disposition of said shares by me; or
         (ii) there is presented to Uranium Resources, Inc., an opinion of counsel satisfactory to Uranium Resources, Inc., to the effect that the sale or other proposed disposition of said Common Shares by me may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to the said shares under the Securities Act of 1933, as amended."

         The Company shall not be required to issue any certificate or certificates for Common Shares upon the exercise of any Stock Option granted under this Plan prior to (i) the obtaining of any approval from any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; (ii) the admission of such shares to listing on any national securities exchange on which the Common Shares may be listed; (iii) the completion of any registration or other qualifications of the Common Shares under any state or federal law or ruling or regulations of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable or the determination by the Committee, in its sole discretion, that any registration or other qualification of the Common Shares is not necessary or advisable; and (iv) the obtaining of an investment representation from the optionee in the form stated above or in such other form as the Committee, in its sole discretion, shall determine to be adequate.

         12. General Provisions. The form and substance of Stock Option agreements made hereunder, whether granted at the same or different times, need not be identical. Nothing in this Plan or in any agreement shall confer upon any employee any right to continue in the employ of the Company or any of its subsidiary corporations, to be entitled to any remuneration or benefits not set forth in this Plan or such Grant, or to interfere with or limit the right of the Company or any subsidiary corporation to terminate his employment at any time, with or without cause. Nothing contained in this Plan or in any Stock Option agreement shall be construed as entitling any optionee to any rights of a shareholder as a result of the grant of a Stock Option, until such time as Common Shares are actually issued to such optionee pursuant to the exercise of such Option. This Plan may be assumed by the successors and assigns of the Company. The liability of the Company under this Plan and any sale made hereunder is limited to the obligations set forth herein with respect to such sale and no term or provision of this Plan shall be construed to impose any liability on the Company in favor of any employee with respect to any loss, cost or expense which the employee may incur in connection with or arising out of any transaction in connection with this Plan. The cash proceeds received by the Company from the issuance of Common Shares pursuant to this Plan will be used for general corporate purposes. The expense of administering this Plan shall be borne by the Company. The captions and section numbers appearing in this Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Plan.



--------------------------------------------------------------------------------
                                                                  Page A-6

         13. Termination of This Plan. This Plan shall terminate on October 11, 2005, and thereafter no Stock Options shall be granted hereunder. All Stock Options outstanding at the time of termination of this Plan shall continue in full force and effect according to their terms and the terms and conditions of this Plan.


--------------------------------------------------------------------------------
                                                                  Page A-7

                             URANIUM RESOURCES, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 5, 1998


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of Uranium Resources, Inc. (the "Company") hereby constitutes and appoints Paul K. Willmott, George R. Ireland, James B. Tompkins and Leland O. Erdahl, or any of them acting singly, each with the power of substitution as attorneys and proxies to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Landmark Club, 12740 Merit Drive, Dallas, Texas, 75251 on Friday, June 5, 1998, at 9:00 a.m., local time, and at any and all adjournments thereof, with the same force and effect as if the undersigned were personally present, and the undersigned hereby instructs the above-named Attorneys and Proxies to vote as follows:

         1. ELECTION OF DIRECTORS. The following four persons have been nominated to serve on the Company's Board of Directors: Paul K. Willmott, George R. Ireland, James B. Tompkins and Leland O. Erdahl.

                [ ]  FOR all nominees listed above   [ ]  WITHHOLD AUTHORITY
                                                            to vote for all
                                                            nominees listed
                                                            above

                (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY ONE OR MORE INDIVIDUAL NOMINEES, WRITE THE NAME OF EACH SUCH NOMINEE IN THE SPACE PROVIDED BELOW.)

                 Withhold authority to vote for any
                 individual nominee
                                   --------------------------------------------

         2. APPROVAL OF AMENDMENT TO 1995 STOCK INCENTIVE PLAN. Proposal to approve the amendment of the 1995 Stock Incentive Plan to increase the number of shares of Common Stock which may be issued upon the exercise of options under the Plan from 750,000 shares to 1,250,000 shares:

                [ ] FOR          [ ] AGAINST           [ ] ABSTAIN


         3. RATIFICATION OF ARTHUR ANDERSEN, LLP. Proposal to ratify the selection of Arthur Andersen, LLP, independent accountants, as the independent auditors of the Company for the fiscal year ending December 31, 1998:

                [ ] FOR          [ ] AGAINST           [ ] ABSTAIN

         4. OTHER BUSINESS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment of adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES SET FORTH IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3.

                                              DATED:                     , 1998
                                                    ---------------------

                                              ----------------------------------
                                              (Signature)


                                              ----------------------------------
                                              (Signature)

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR ON THIS CARD. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, PERSONAL REPRESENTATIVE, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. FOR A CORPORATION OR A PARTNERSHIP, PLEASE SIGN IN THE FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER OR THE FULL PARTNERSHIP NAME BY AN AUTHORIZED PERSON, AS THE CASE MAY BE. (PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.)


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